Exhibit 5.1

[VENABLE LLP LETTERHEAD]

May 8, 2020

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston Salem, NC 27105

Re:	Registration Statement on Form S-8 (File No. 333-188168)

Ladies and Gentlemen:

We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the issuance of up to 10,525,562 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Hanesbrands Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), consisting of (i) up to 4,214,494 shares (the “Awarded Shares”) of Common Stock, pursuant to the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) (the “Prior Plan”) which are subject to options, awards, rights or other securities exercisable or exchangeable for the Awarded Shares pursuant to the Prior Plan (each, a “Prior Award”) including Awarded Shares subject to a Prior Award that, on or after April 28, 2020 (the “Effective Date”), is forfeited, cancelled, expired, settled in cash or, except in certain circumstances set forth in the 2020 Plan, otherwise terminated without the issuance of such Awarded Shares (such Awarded Shares, when forfeited as set forth in the Prior Plan, the “Forfeited Shares”), and (ii) up to 6,311,068 shares (the “Unawarded Shares” and, together with the Awarded Shares, the “Shares”) that remain available for issuance under the Prior Plan as of the Effective Date, all covered by the above-referenced Registration Statement, and all amendments thereto, including the Post-Effective Amendment No. 1 to Registration Statement No. 333-188168 (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Hanesbrands Inc.

May 8, 2020

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the approval of the 2020 Plan, the approval of the Prior Plan and the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. The Prior Plan;

7. The 2020 Plan;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Hanesbrands Inc.

May 8, 2020

5. Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6. Each Prior Award was duly authorized and validly granted in accordance with the Prior Plan, and each Prior Award will be exercised or exchanged in accordance with the terms of the Prior Plan and such Prior Award, including any option or award agreement entered into in connection therewith.

7. Each option, award, right or other security exercisable or exchangeable for an Unawarded Share or a Forfeited Share pursuant to the 2020 Plan (the “Future Award”) will be duly authorized and validly granted in accordance with the 2020 Plan, and each Future Award will be exercised or exchanged in accordance with the terms of the 2020 Plan and such Future Award, including any option or award agreement entered into in connection therewith.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Awarded Shares pursuant to the Prior Plan has been duly authorized and, when and to the extent issued and delivered by the Company in accordance with the Registration Statement, the Prior Plan, the Resolutions, any applicable Prior Award and any other resolutions adopted by the Board or a duly authorized committee thereof relating thereto, the Awarded Shares will be validly issued, fully paid and nonassessable.

3. The issuance of the Unawarded Shares and any Forfeited Shares pursuant to the 2020 Plan has been duly authorized and, when and to the extent issued and delivered by the Company in accordance with the Registration Statement, the 2020 Plan, the Resolutions, any applicable Future Award and any other resolutions adopted by the Board or a duly authorized committee thereof relating thereto, the Unawarded Shares or Forfeited Shares, as applicable, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed

Hanesbrands Inc.

May 8, 2020

herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours, /s/ Venable LLP